Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the following Registration Statements of Acadia Healthcare Company, Inc.:

(1)	Form S-3 (No. 333-196611);

(2)	Form S-8 (No. 333-177990);

(3)	Form S-8 (No. 333-190232); and

(4)	Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (No. 333-175523);

of our report dated May 20, 2016 relating to the financial statements of Priory Group No. 1 Limited, which appears in Acadia Healthcare Company, Inc.’s Current Report on Form 8-K dated May 20, 2016.

/s/ PricewaterhouseCoopers LLP

Leeds, United Kingdom

20 May 2016